                                                                      EXHIBIT 11

                      E. I. DU PONT DE NEMOURS AND COMPANY

                   EARNINGS PER SHARE--ASSUMING FULL DILUTION
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                            YEARS ENDED DECEMBER 31
                          ------------------------------------------------------------
                             1993        1992         1991        1990        1989
                          ----------- -----------  ----------- ----------- -----------
Earnings (loss) on com-
 mon stock..............  $       545 $    (3,937) $     1,393 $     2,300 $     2,470
Adjustments required for
 dividend equivalent
 payments and stock
 appreciation rights
 (net of tax)...........          --          --             1         (2)           2
Adjustments required for
 interest on convertible
 debt(a)................          --          --           --           15         --
                          ----------- -----------  ----------- ----------- -----------
Adjusted earnings (loss)
 on common stock........  $       545 $    (3,937) $     1,394 $     2,313 $     2,472
                          =========== ===========  =========== =========== ===========
Average number of shares
 outstanding (excludes
 shares in treasury)....  676,622,115 673,454,935  670,743,786 675,960,751 700,505,538
Adjustments required for
 awarded but undelivered
 shares under the
 Variable Compensation
 Plan (average), stock
 options, and stock
 appreciation rights(b).    3,785,582         --     4,740,453   1,951,293   2,562,918
Adjustments required for
 convertible debt(a) ...          --          --           --    5,404,509         --
                          ----------- -----------  ----------- ----------- -----------
Adjusted average number
 of common shares.......  680,407,697 673,454,935  675,484,239 683,316,553 703,068,456
                          =========== ===========  =========== =========== ===========
Earnings (loss) per
 share--assuming full
 dilution...............  $       .80 $     (5.85) $      2.06 $      3.38 $      3.52
                          =========== ===========  =========== =========== ===========
Earnings (loss) per
 share--as published....  $       .81 $     (5.85) $      2.08 $      3.40 $      3.53
                          =========== ===========  =========== =========== ===========

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(a) The Zero Coupon Convertible Subordinated Notes were retired during 1992.
    1991 versus 1990 convertible debt was outstanding for the entire year; as a result, conversion was antidilutive, and no adjustment was required in 1991.
(b) In 1992, these adjustments are not considered for the fully diluted earnings per share calculation due to their antidilutive effect.